EXHIBIT 4.2



             AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT


         THIS AMENDMENT NO. 1 TO the Amended and Restated Registration Rights Agreement (dated August 25, 1993) is entered into as of the 30th day of October, 1996 between Brunswick Technologies, Inc. (the "Company") and each of the stockholders of the Company, as listed herein below (the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the Stockholders and the Company entered into the Amended and Restated Registration Rights Agreement as of August 25, 1993 (the "Agreement"); and

         WHEREAS, the Company intends to acquire substantially all of the stock of Advanced Textiles, Inc. ("ATI") from Burlington Industries, Inc. ("BI") and Peter L. DeWalt (collectively, the "Sellers"); and

         WHEREAS, the Company has agreed to provide certain registration rights to the Sellers, with such registration rights to be substantially the same as the registration rights of the Stockholders; and

         WHEREAS, the Stockholders and the Company desire to amend the Agreement to allow the Company to provide substantially the same registration rights to the Sellers;

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration expressed, the Company and each of the Stockholders agree as follows:

                  A. The Agreement is hereby amended effective as of the date hereof by striking out Section 5 thereof and by substituting in lieu of said Section 5 the following new Section 5:

         5. Incidental Registration. If the Company at any time (other than pursuant to Section 4) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock of its intention so to do. Upon the written request of any such holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of its Restricted Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent  requisite  to permit the sale or other  disposition  by the holder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, (i) as a condition to the exercise of its rights under this Section 5, each holder of Restricted Stock must agree to participate in the underwriting arrangements described in the notice, and (ii) the number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among all requesting holders pursuant hereto and other holders of rights similar to those described in this Section 5, based upon (a) as to the holders requesting hereunder, the number of shares of Restricted Stock owned by such holders, and (b) as to any other holders of similar rights, shares of Common Stock owned by, or issuable to, such holders, as to which such rights are applicable) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. In order to facilitate the allocation of shares as provided herein, the Company or the underwriter may round the number of shares allocated to any holder to the nearest 100 shares. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5 without thereby incurring any liability to the holders of Restricted Stock.

               B. As hereby amended, the Agreement is ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first written.






Brunswick Technologies, Inc.              Advanced Material Technologies Venture
                                          Partners, Ltd.


By: ______________________________        By: ______________________________


__________________________________        __________________________________

  its _________________,                    its _________________,
  thereunto duly authorized                 thereunto duly authorized



STOCKHOLDERS:                             Vetrotex CertainTeed Corporation

North Atlantic Venture Fund, Limited      By: ______________________________
Partnership
  By: North Atlantic Capital Partners,
  Limited Partnership, General Partner    __________________________________

     By: ____________________________       its _________________,
                                            thereunto duly authorized
     ________________________________,

     General Partner









JHAM Limited Partnership

By: ___________________________                 -------------------------------
                                                Martin S. Grimnes

_______________________________,
  General Partner                               -------------------------------
                                                Donald W. Perkins

-------------------------------
Donald D. Notman, Sr.                           -------------------------------
                                                Dudley B. Follansbee

-------------------------------
Daniel A. Zilkha                                -------------------------------
                                                Lisa Anderson-Bisson

-------------------------------
Thomas N. Tureen                                -------------------------------
                                                John V. Busch

-------------------------------
Marilyn Kanefield                               -------------------------------
                                                Jurgen Kok

-------------------------------
Dodge D. Morgan                                 -------------------------------
                                                Herschel Sternlieb